Filed Pursuant to Rule 424(b)(4)
Registration No. 333-260822

PROSPECTUS SUPPLEMENT #1

(To Prospectus dated November 5, 2021)

VERRA MOBILITY CORPORATION

8,207,821 Shares

Class A Common Stock

The selling stockholder identified in this prospectus supplement is offering 8,207,821 shares of our Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”). We are not selling any shares in this offering and will not receive any of the proceeds. We will bear all of the offering expenses other than the underwriting discounts and commissions.

Our Class A Common Stock is listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “VRRM.” On December 7, 2021, the last reported sale price of our Class A Common Stock was $15.45 per share.

Investing in our Class A Common Stock involves risks. See “Risk Factors” beginning on page S-3 of this prospectus supplement, as well as the risk factors contained in the accompanying prospectus and the documents incorporated by reference herein and therein, for a discussion of factors you should consider before buying shares of our Class A Common Stock.

	Per Share	Total
Public offering price	$14.85	$121,886,142
Underwriting discounts and commissions(1)	$0.10	$820,782
Proceeds, before expenses, to the selling stockholder	$14.75	$121,065,360

(1)	See “Underwriting” for additional information regarding underwriting compensation.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The underwriter expects to deliver the shares of Class A Common Stock against payment in New York, New York, on or about December 10, 2021.

BofA Securities

The date of this prospectus is December 7, 2021

ABOUT THIS PROSPECTUS SUPPLEMENT

This document has two parts, a prospectus supplement and an accompanying prospectus dated November 5, 2021. This prospectus supplement and the accompanying prospectus are part of a shelf registration statement that we filed with the Securities and Exchange Commission (the “SEC”). Under the shelf registration process, the selling stockholder may offer and sell, from time to time, shares of our Class A Common Stock in one or more offerings.

The accompanying prospectus provides you with a general description of our Class A Common Stock. This prospectus supplement contains specific information about the terms of this offering of shares of Class A Common Stock by the selling stockholder named in this prospectus supplement. This prospectus supplement may also add to, update or change information contained in the accompanying prospectus or in any documents that we have incorporated by reference into this prospectus supplement or the accompanying prospectus and, accordingly, to the extent inconsistent, information in the accompanying prospectus or incorporated by reference herein or therein is superseded by the information in this prospectus supplement.

This prospectus supplement and the accompanying prospectus do not contain all of the information included in the registration statement. The registration statement filed with the SEC includes or incorporates by reference exhibits that provide more details about the matters discussed in this prospectus supplement and the accompanying prospectus. You should carefully read this prospectus supplement, the accompanying prospectus and the related exhibits filed with the SEC, together with the additional information described herein and in the accompanying prospectus under the headings “Where You Can Find More Information” and “Documents Incorporated by Reference.”

You should not consider any information in this prospectus supplement or the accompanying base prospectus to be investment, legal or tax advice. You should consult your own counsel, accountant and other advisors for investments, legal, tax, business, financial and related advice regarding the purchase of our shares of Class A Common Stock. We are not making any representation to you regarding the legality of an investment in our shares of Class A Common Stock by you under applicable investment or similar laws.

None of us, the selling stockholder, or the underwriter has authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. We, the selling stockholder and the underwriter take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus constitute an offer to sell only the shares of Class A Common Stock offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus is current only as of its respective date.

No offer of the Class A Common Stock will be made in any jurisdiction where the offer is not permitted. Persons who come into possession of this prospectus supplement or the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement and the accompanying prospectus applicable to that jurisdiction.

Unless the context otherwise indicates, references in this prospectus supplement to “we,” “us,” “our,” and the “Company” are to Verra Mobility Corporation and its subsidiaries. The term “you” refers to a prospective investor.

S-i

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain statements reflecting our views about our future performance that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that involve substantial risks and uncertainties. All statements contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, are forward-looking statements. Statements that constitute forward-looking statements are generally identified through the inclusion of words such as “believes,” “expects,” “intends,” “estimates,” “projects,” “anticipates,” “will,” “plan,” “may,” “should,” or similar language. Statements addressing our future operating performance and statements addressing events and developments that we expect or anticipate will occur are also considered as forward-looking statements. All forward-looking statements included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein are made only as of the date thereof. It is routine for our internal projections and expectations to change throughout the year, and any forward-looking statements based upon these projections or expectations may change prior to the end of the next quarter or year. Investors are cautioned not to place undue reliance on any such forward-looking statements. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by those forward-looking statements. Some factors that could cause actual results to differ include:

•	the inability to launch new products or services or to profitably expand into new markets;

•	decreases in the prevalence of automated and other similar methods of photo enforcement or the use of tolling;

•	future impacts or disruption to our business as a result of the novel coronavirus;

•	changes in applicable laws or regulations;

•	the possibility that we may be adversely affected by other economic, business, or competitive factors;

•	the inability to successfully implement our acquisition strategy; and

•

other risks and uncertainties identified, discussed or incorporated by reference in this prospectus supplement and the accompanying prospectus, including under the section entitled “Risk Factors,” and described in our other reports filed with the SEC.

All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these risk factors. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise.

S-ii

TRADEMARKS AND TRADE NAMES

We own or have rights to trademarks or tradenames that we use in conjunction with the operation of our business. Each trademark, trade name or service mark of any other company appearing in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein or therein belongs to its holder. This prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein or therein may also contain trademarks, service marks, trade names and copyrights of other companies, which are the property of their respective owners. Solely for convenience, trademarks and trade names referred to in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein or therein may appear without the ® or TM symbols. We do not intend our use or display of other parties’ trademarks, trade names or service marks to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us by, these other parties.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained in this prospectus supplement and does not contain all of the information that is important to you. This summary is qualified in its entirety by the more detailed information included in or incorporated by reference into this prospectus supplement and the accompanying prospectus. Before making your investment decision with respect to our Class A Common Stock, you should carefully read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein.

Company Overview

We believe we are a leading provider of smart mobility technology solutions and services to customers located throughout the world, primarily within the United States, Australia, Europe and Canada. These solutions and services include toll and violations management, automated safety solutions, title and registration, and other data-driven solutions to our customers, which include rental car companies, fleet management companies, other large fleet owners, state and local government agencies (both domestic and international), school districts and violation-issuing authorities. Our solutions simplify the smart mobility ecosystem by utilizing what we believe are industry-leading capabilities, information and technology expertise, and integrated hardware and software to efficiently facilitate the automated processing of tolls and violations and safety solutions for hundreds of agencies and millions of end users annually, while also making cities and roadways safer for everyone.

Recent Developments

On December 7, 2021, the Company completed the previously announced acquisition of T2 Systems Parent Corporation, a Delaware corporation (“T2 Systems”) pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) entered into on November 1, 2021 by VM Consolidated, Inc., a Delaware corporation (“VM Consolidated”) and an indirect wholly owned subsidiary of the Company, Project Titan Merger Sub, Inc., a Delaware corporation (“Merger Sub”) and a wholly owned subsidiary of VM Consolidated, T2 Systems, and Thoma Bravo Discover Fund, L.P., a Delaware limited partnership, solely in its capacity as representative. Upon the closing, Merger Sub merged with and into T2 Systems (the “Merger”), with T2 Systems surviving the Merger as an indirect wholly owned subsidiary of the Company. VM Consolidated paid a purchase price of $347.0 million on a cash-free, debt-free basis, subject to certain customary purchase price adjustments at the closing of the Merger.

On December 7, 2021, Greenlight Acquisition Corporation (“Holdings”), VM Consolidated, as the lead borrower, certain U.S. subsidiaries of VM Consolidated, as borrowers (collectively with VM Consolidated, the “Borrowers”) and certain other subsidiaries of VM Consolidated, as guarantors (collectively, the “Guarantors”), each an indirect wholly owned subsidiary of the Company, entered into an Amendment No. 1 (the “Amendment”) to that certain Amended and Restated First Lien Term Loan Credit Agreement, dated as of March 26, 2021 (as amended by the Amendment and as otherwise amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Holdings, the Borrowers, the Guarantors, the lenders party thereto, and Bank of America, N.A. (“BofA”), as administrative agent and as collateral agent. The Amendment, among other things, establishes $250,000,000 of incremental term loans under the Credit Agreement, the proceeds of which were used, together with cash on hand and borrowings under that certain Revolving Credit Agreement, dated as of March 1, 2018, by and among Holdings, VM Consolidated as the Lead Borrower, and certain U.S. subsidiaries of VM Consolidated, the lenders party thereto, and BofA, as administrative agent and as collateral agent (if any), to pay the cash portion of the consideration pursuant to the Merger Agreement and to repay in full existing indebtedness of T2 Systems and certain of its subsidiaries.

Executive Offices

Our executive offices are located at 1150 N. Alma School Road, Mesa, Arizona 85201. Our telephone number is (480) 443-7000. Our website address is www.verramobility.com. The information contained on, or that may be accessed through, our website (or any other website referenced herein) is not part of, and is not incorporated into, this prospectus supplement.

THE OFFERING

Class A Common Stock offered by

the selling stockholder	8,207,821 shares

Class A Common Stock to be

outstanding before and after this offering	156,064,291 shares

Use of proceeds	The selling stockholder will receive all of the proceeds from this offering. We will not receive any proceeds from the sale of shares in this offering. See “Use of Proceeds” on page S-4 of this prospectus supplement and “Selling Stockholder” beginning on page S-5 of this prospectus supplement.

Risk factors	Investing in our Class A Common Stock involves a high degree of risk. See “Risk Factors” on page S-3 of this prospectus supplement and the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in our Class A Common Stock.

Nasdaq Capital Market symbol	“VRRM”

The number of shares of Class A Common Stock to be outstanding before and after this offering is based on 156,064,291 shares of our Class A Common Stock outstanding as of December 6, 2021, which excludes:

•

13,333,301 shares of Class A Common Stock issuable upon the exercise of 13,333,301 warrants to acquire one share per warrant at an exercise price of $11.50 per share, which were issued in our initial public offering (the “Public Warrants”);

•

6,666,666 shares of Class A Common Stock issuable upon the exercise of 6,666,666 warrants to acquire one share per warrant at an exercise price of $11.50 per share, which were issued to our initial sponsor concurrently with our initial public offering (the “Private Warrants”); and

•	9,536,632 shares of Class A Common Stock reserved for issuance under the Verra Mobility Corporation 2018 Equity Incentive Plan.

RISK FACTORS

An investment in our Class A Common Stock involves risks and uncertainties. Before deciding whether to purchase shares of our Class A Common Stock, you should carefully consider the risks and uncertainties discussed under the caption “Risk Factors” in our Annual Report on Form 10-K/A for the year ended December 31, 2020 (as amended, our “2020 Annual Report”), our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC, as well as the other information included in this prospectus supplement and accompanying prospectus. Any of these risks could materially and adversely affect our business, operating results, financial condition, or prospects and cause the value of our Class A Common Stock to decline, which could cause you to lose all or part of your investment.

Additionally, the COVID-19 pandemic may amplify many of the risks to which we are subject and, given the unpredictable, unprecedented and fluid nature of the pandemic, it may materially and adversely affect us in ways that are not anticipated by or known to us or that we do not presently consider to present significant risk. Therefore, we are unable to estimate the extent to which the pandemic and its related impacts will adversely affect our business, financial condition and results of operations as well as our stock price.

USE OF PROCEEDS

The selling stockholder will receive all of the net proceeds from the sale of the shares of Class A Common Stock offered hereby. We will not receive any proceeds from this offering.

Pursuant to a Registration Rights Agreement with the selling stockholder and certain other stockholders, dated October 17, 2018 (the “Registration Rights Agreement”), we will bear all out-of-pocket costs, fees and expenses in connection with the selling stockholder’s resale of the shares of Class A Common Stock to be sold pursuant to this prospectus supplement, except for any underwriting discounts and commissions and brokerage fees. We will expense these costs as incurred.

For more information on the Registration Rights Agreement, see “Transactions With Related Persons” in our Definitive Proxy Statement for the 2021 Annual Meeting of Stockholders filed with the SEC on April 12, 2021 (the “2021 Proxy”) and the section entitled “Description of Capital Stock – Registration Rights” in the accompanying prospectus.

SELLING STOCKHOLDER

The following table sets forth (i) the selling stockholder, (ii) the number of shares of Class A Common Stock that the selling stockholder beneficially owned as of December 6, 2021, (iii) the number of shares of Class A Common Stock proposed to be sold in this offering by the selling stockholder, and (iv) the number of shares of our Class A Common Stock that will be beneficially owned by the selling stockholder following this offering, assuming that the 8,207,821 shares offered hereunder are sold as contemplated herein.

Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he, she, or it possesses sole or shared voting or investment power of that security, including securities underlying warrants and options that are currently exercisable or exercisable within 60 days of December 6, 2021. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed a beneficial owner of securities as to which he or she has no economic interest. Under these rules, for purposes of calculating the percentage ownership of the selling stockholder, the shares of Class A Common Stock subject to options, warrants (including the Public Warrants and Private Warrants) and other derivative securities owned by the selling stockholder and exercisable or convertible within 60 days of December 6, 2021 are considered outstanding for the purpose of computing the percentage ownership of the selling stockholder. Such shares are not, however, deemed to be outstanding for the purpose of computing the percentage ownership of any other person or entity.

We are party to an Investor Rights Agreement dated October 17, 2018 with the selling stockholder. Pursuant to the terms of the Investor Rights Agreement, the selling stockholder currently has the right to nominate one director to our board of directors. The selling stockholder’s right to nominate directors to our board of directors is subject to its ownership percentage of the total outstanding shares of Class A Common Stock. If the selling stockholder holds: (i) 25% or greater of the outstanding Class A Common Stock, it has the right to nominate three directors; (ii) less than 25% but greater than or equal to 15% of the outstanding Class A Common Stock, it has the right to nominate two directors; (iii) less than 15% but greater than or equal to 5% of the outstanding Class A Common Stock, it has the right to nominate one director; and (iv) less than 5% of the outstanding Class A Common Stock, it has no right to nominate any directors.

After giving effect to this offering, the selling stockholder will no longer have the right to designate any directors to our board of directors, though Jacob Kotzubei, the director previously designated by the selling stockholder in accordance with the terms of the Investor Rights Agreement, will continue to serve on our board of directors following this offering. For more information on the Investor Rights Agreement and a discussion of material relationships between us and the selling stockholder within the past three years, please see “Transactions with Related Persons” in our 2021 Proxy.

Except as indicated by footnote to the table below, the selling stockholder named in the table below has sole voting and investment power with respect to all shares of Class A Common Stock shown as beneficially owned by it.

Our calculation of the percentage of beneficial ownership is based on 156,064,291 shares of Class A Common Stock outstanding as of December 6, 2021.

	Beneficial Ownership Before the Offering		Shares to be Sold in the Offering	Beneficial Ownership After the Offering
Name of Selling Holder	Shares	Percent		Shares	Percent
PE Greenlight Holdings, LLC(1)	8,207,821	5.3%	8,207,821	0	0%

(1)

Does not include up to 5,000,000 Earn-Out Shares that PE Greenlight Holdings, LLC may receive pursuant to the Agreement and Plan of Merger, dated as of June 21, 2018, by and among the Company, the selling stockholder and the other parties thereto, as amended on August 23, 2018. The business address of PE Greenlight Holdings, LLC is c/o Platinum Equity Advisors, LLC, 360 North Crescent Drive, South Building, Beverly Hills, California 90210. PE Greenlight Holdings, LLC is owned by Platinum Equity Capital Partners IV, L.P. (“PECP IV”) and Platinum Greenlight Principals, LLC (“PGP”). PECP IV and PGP are ultimately controlled by Platinum Equity, LLC. Tom Gores is the ultimate beneficial owner of Platinum Equity, LLC. Each of the foregoing may therefore be deemed to be a beneficial owner of the shares of our Class A Common Stock held by PE Greenlight Holdings, LLC. Mr. Gores disclaims beneficial ownership of the shares of our Class A Common Stock held by PE Greenlight Holdings, LLC, except to the extent of any pecuniary interest therein.

UNDERWRITING

Subject to the terms and conditions of an underwriting agreement dated the date hereof, the underwriter named below has agreed to purchase from the selling stockholder the number of shares of Class A Common Stock indicated below:

Underwriter	Number of Shares of Class A Common Stock
BofA Securities, Inc.	8,207,821

The underwriting agreement provides that the obligations of the underwriter to purchase the shares of Class A Common Stock offered hereby are subject to certain conditions precedent and that the underwriter will purchase all of the shares of Class A Common Stock offered by this prospectus supplement if any of these shares are purchased.

The underwriter is purchasing the shares of Class A Common Stock from the selling stockholder at a price of $14.75 per share. The underwriter initially proposes to offer the shares of Class A Common Stock to the public at the offering price listed on the cover of this prospectus supplement. After the initial offering of the shares of Class A Common Stock, the applicable offering price and other selling terms may from time to time be varied by the underwriter. The difference between the price at which the underwriter purchases shares of Class A Common Stock and the price at which the underwriter resell such shares of Class A Common Stock may be deemed underwriting compensation.

We estimate the total expenses of this offering, payable by us, excluding the underwriting discounts and commissions payable by the selling stockholder, will be approximately $500,000, which includes an amount not to exceed $20,000 that we have agreed to reimburse the underwriter for certain expenses incurred by them in connection with this offering.

We and the selling stockholder have agreed to indemnify the underwriter against some specified types of liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriter may be required to make in respect of any of these liabilities.

We, our officers and directors and the selling stockholder have agreed that, for a period of 60 days from the date of this prospectus supplement, we and they will not, without the prior written consent of the underwriter, dispose of or hedge any shares or any securities convertible into or exchangeable for our Class A Common Stock, subject to certain customary exceptions. The underwriter in its sole discretion may release any of the securities subject to these lock-up agreements at any time without notice.

In order to facilitate the offering of the shares of Class A Common Stock, the underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of the shares of Class A Common Stock, which involves making bids for, purchasing and selling shares of Class A Common Stock in the open market to stabilize the price of the shares of Class A Common Stock. These stabilizing transactions may include making short sales of shares of Class A Common Stock, which involves the sale by the underwriter of a greater number of shares of Class A Common Stock than it is required to purchase in this offering, and purchasing shares of Class A Common Stock on the open market to cover positions created by short sales.

These activities may have the effect of raising or maintaining the market price of Class A Common Stock or preventing or retarding a decline in the market price of Class A Common Stock, and, as a result, the price of Class A Common Stock may be higher than the price that otherwise might exist in the open market. If the underwriter commences these activities, it may discontinue them at any time. The underwriter may carry out these transactions on the Nasdaq, in the over-the-counter market or otherwise.

A prospectus supplement in electronic format may be made available on websites maintained by the underwriter, or selling group members, if any, participating in this offering.

The underwriter or its affiliates have provided investment banking services to us in the past and may do so in the future. They receive customary fees and commissions for these services. In addition, the selling stockholder may be deemed an underwriter in connection with this offering.

Selling Restrictions

Notice to Prospective Investors in Canada

Shares of our Class A Common Stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares of our Class A Common Stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying base prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area and the United Kingdom, each a Relevant State, no shares of our Class A common stock shares have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the Shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

•	to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

•

to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the representative for any such offer; or

•	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of Shares shall require the company or any representative to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any Shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any Shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Each person in a Relevant Member State who receives any communication in respect of, or who acquires any shares under, the offering contemplated hereby will be deemed to have represented, warranted and agreed to and with each of the underwriters and their affiliates and the company that:

•	it is a qualified investor within the meaning of the Prospectus Regulation; and

•

in the case of any shares acquired by it as a financial intermediary, as that term is used in Article 5 of the Prospectus Regulation, (i) the shares acquired by it in the offering have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than qualified investors, as that term is defined in the Prospectus Regulation, or have been acquired in other circumstances falling within the points (a) to (d) of Article 1(4) of the Prospectus Regulation and the prior consent of the representative has been given to the offer or resale; or (ii) where the shares have been acquired by it on behalf of persons in any Relevant Member State other than qualified investors, the offer of those shares to it is not treated under the Prospectus Regulation as having been made to such persons.

The company, the underwriters and their affiliates, and others will rely upon the truth and accuracy of the foregoing representation, acknowledgement and agreement. Notwithstanding the above, a person who is not a qualified investor and who has notified the representative of such fact in writing may, with the prior consent of the representative, be permitted to acquire shares in the offering.

Notice to Prospective Investors in the United Kingdom

This prospectus supplement and any other material in relation to the shares described herein is only being distributed to, and is only directed at, and any investment or investment activity to which this prospectus relates is available only to, and will be engaged in only with persons who are (i) persons having professional experience in matters relating to investments who fall within the definition of investment professionals in Article 19(5) of the FPO; or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the FPO; (iii) outside the UK; or (iv) persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of any shares may otherwise lawfully be communicated or caused to be communicated, (all such persons together being referred to as Relevant Persons). The shares are only available in the UK to, and any invitation, offer or agreement to purchase or otherwise acquire the shares will be engaged in only with, the Relevant Persons. This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other person in the UK. Any person in the UK that is not a Relevant Person should not act or rely on this prospectus or any of its contents.

No shares have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the Shares which has been approved by the Financial Conduct Authority, except that the shares may be offered to the public in the United Kingdom at any time:

•	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

•

to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the representative for any such offer; or

•	in any other circumstances falling within Section 86 of the FSMA.

provided that no such offer of the shares shall require the company and/or any underwriters or any of their affiliates to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to the shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

Each person in the UK who acquires any shares in the offering or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the company, the underwriters and their affiliates that it meets the criteria outlined in this section.

Notice to Prospective Investors in Australia

No prospectus or other disclosure document (as defined in the Corporations Act 2001 (Cth) of Australia (“Corporations Act”)) in relation to the shares has been or will be lodged with the Australian Securities & Investments Commission (“ASIC”). This prospectus supplement has not been lodged with ASIC and is only directed to certain categories of exempt persons. Accordingly, if you receive this prospectus supplement in Australia:

•	you confirm and warrant that you are either:

•	a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;

•

a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to us which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

•	a person associated with the company under section 708(12) of the Corporations Act; or

•

a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act, and to the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act any offer made to you under this prospectus supplement is void and incapable of acceptance; and

•

you warrant and agree that you will not offer any of the common stock for resale in Australia within 12 months of that common stock being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

Notice to Prospective Investors in Hong Kong

The shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

The shares offered in this prospectus supplement have not been and will not be registered under the Financial Instruments and Exchange Law of Japan. The shares have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to or for the account of any resident of Japan (including any corporation or other entity organized under the laws of Japan), except (i) pursuant to an exemption from the registration requirements of the Financial Instruments and Exchange Law and (ii) in compliance with any other applicable requirements of Japanese law.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

•

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

•

to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

•	where no consideration is or will be given for the transfer; or

•	where the transfer is by operation of law.

Notice to Prospective Investors in Switzerland

This prospectus supplement does not constitute an issue prospectus pursuant to Article 652a or Article 1156 of the Swiss Code of Obligations, and the shares will not be listed on the SIX Swiss Exchange. Therefore, this prospectus supplement may not comply with the disclosure standards of the Swiss Code of Obligations and/or the listing rules (including any prospectus schemes) of the SIX Swiss Exchange. Accordingly, the shares may not be offered to the public in or from Switzerland, but only to a selected and limited circle of investors, which do not subscribe to the shares with a view to distribution.

Notice to Prospective Investors in Qatar

The shares described in this prospectus supplement have not been, and will not be, offered, sold or delivered, at any time, directly or indirectly in the State of Qatar in a manner that would constitute a public offering. This prospectus supplement has not been, and will not be, registered with or approved by the Qatar Financial Markets Authority or Qatar Central Bank and may not be publicly distributed. This prospectus supplement is intended for the original recipient only and must not be provided to any other person. It is not for general circulation in the State of Qatar and may not be reproduced or used for any other purpose.

Notice to Prospective Investors in the United Arab Emirates

This offering has not been approved or licensed by the Central Bank of the United Arab Emirates (UAE), Securities and Commodities Authority of the UAE and/or any other relevant licensing authority in the UAE including any licensing authority incorporated under the laws and regulations of any of the free zones established and operating in the territory of the UAE, in particular the Dubai Financial Services Authority (DFSA), a regulatory authority of the Dubai International Financial Centre (DIFC). The offering does not constitute a public offer of securities in the UAE, DIFC and/or any other free zone in accordance with the Commercial Companies Law, Federal Law No 8 of 1984 (as amended), DFSA Offered Securities Rules and NASDAQ Dubai Listing Rules, accordingly, or otherwise. The shares may not be offered to the public in the UAE and/or any of the free zones.

The shares may be offered and issued only to a limited number of investors in the UAE or any of its free zones who qualify as sophisticated investors under the relevant laws and regulations of the UAE or the free zone concerned.

LEGAL MATTERS

The validity of the Class A Common Stock covered by this prospectus supplement has been passed upon for us by DLA Piper LLP (US), Phoenix, Arizona. The underwriter is being represented by Skadden, Arps, Slate, Meagher & Flom LLP, in connection with the offering.

EXPERTS

The consolidated financial statements of Verra Mobility Corporation appearing in Verra Mobility Corporation’s Annual Report (Form 10-K/A Amendment No. 2) for the year ended December 31, 2020, and the effectiveness of Verra Mobility Corporation’s internal control over financial reporting as of December 31, 2020, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon, which conclude, among other things, that Verra Mobility Corporation did not maintain effective internal control over financial reporting as of December 31, 2020, based on Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 framework), because of the effects of the material weakness described therein, included therein, and incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC. The SEC maintains an internet site that contains reports, information statements and other information regarding us. The SEC’s website address is www.sec.gov.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement the documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement. We incorporate by reference into this prospectus supplement the following documents; provided, however, we are not incorporating by reference any documents or portions of documents deemed to have been furnished rather than filed in accordance with SEC rules:

•

our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed with the SEC on March  1, 2021, as amended by Amendment No. 1 to the Annual Report on Form 10-K/A filed with the SEC on April  6, 2021 and Amendment No. 2 to the Annual Report on Form 10-K/A filed with the SEC on May 17, 2021;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, June 30, 2021, and September 30, 2021 filed with the SEC on May 17, 2021, August 9, 2021, and November 4, 2021 respectively;

•

our Current Reports on Form 8-K filed with the SEC on January  21, 2021, January  29, 2021, March  15, 2021, March  17, 2021, March  19, 2021, March  29, 2021, March  30, 2021, April  30, 2021, May  7, 2021, May  26, 2021, June  21, 2021, August  9, 2021, August  20, 2021, August  20, 2021, September  22, 2021, November  2, 2021, November  4, 2021, and December 7, 2021;

•

the description of our Class A Common Stock contained in our Registration Statement on  Form 8-A, as filed with the SEC on January 10, 2017, as updated by  Exhibit 4.5 to our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 2, 2020, including any amendment or report filed for the purpose of updating such description; and

•

all documents filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (Commission File Number 001-37540) after the date of this prospectus supplement and before the completion of the offering contemplated hereby.

Any statement contained in this prospectus supplement or the accompanying prospectus, or in a document incorporated or deemed to be incorporated by reference herein or therein, shall be deemed to be modified or superseded to the extent that a statement contained herein or therein, or in any subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

You may obtain copies of these documents, at no cost to you, from our website www.verramobility.com, or by writing or telephoning us at the following address. The information contained on, or that may be accessed through, our website (or any other website referenced herein) is not part of, and is not incorporated into, this prospectus supplement.

Verra Mobility Corporation

1150 N. Alma School Road

Mesa, Arizona 85201

(480) 443-7000

PROSPECTUS

VERRA MOBILITY CORPORATION

Up to 19,999,967 Shares of Class A Common Stock Issuable Upon Exercise of Warrants

and

Up to 13,207,821 Shares of Class A Common Stock Offered by the Selling Stockholder

This prospectus relates to the issuance by us of an aggregate of up to 19,999,967 shares of our Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”), consisting of (a) 6,666,666 shares of Class A Common Stock issuable upon the exercise of 6,666,666 warrants issued in a private placement in connection with our initial public offering (the “Private Placement Warrants”) and (b) 13,333,301 shares of our Class A Common Stock issuable upon exercise of 13,333,301 warrants issued in connection with our initial public offering (the “Public Warrants” and, together with the Private Placement Warrants, the “Warrants”).

The prospectus also relates to the offer and sale from time to time by PE Greenlight Holdings, LLC (the “Selling Stockholder”), or its permitted transferees, of up to 13,207,821 shares of Class A Common Stock. We will not receive any proceeds from the sale of shares of Class A Common Stock by the Selling Stockholder pursuant to this prospectus. We will bear all expenses of the offering of Class A Common Stock except that the Selling Stockholder will pay any applicable underwriting fees, discounts or commissions and transfer taxes

Our Class A Common Stock is listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “VRRM.” Our Public Warrants are quoted on OTC Pink under the symbol “VRRMW.” On November 4, 2021, the last reported sale price of our Class A Common Stock was $16.11 per share.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 5 of this prospectus. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated or deemed incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 5, 2021.

i

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic registration statement that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act. We may use the shelf registration statement to issue up to an aggregate of 19,999,967 shares of Class A Common Stock upon exercise of our Warrants. Under the shelf registration process, the Selling Stockholder may offer and sell, from time to time, an aggregate of up to 13,207,821 shares of Class A Common Stock. Because we are a “well-known seasoned issuer,” as defined in Rule 405 of the Securities Act of 1933, as amended, we may add to and offer additional securities, including securities held by securityholders, by filing a prospectus supplement with the SEC at the time of the offer.

If required by applicable law, each time the Selling Stockholder sells securities, we will provide a prospectus supplement containing specific information about the Selling Stockholder and the terms on which it is offering and selling our Class A Common Stock. We may also add, update or change in a prospectus supplement any information contained in this prospectus. To the extent that any statement made in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement. You should read this prospectus and any accompanying prospectus supplement, as well as any post-effective amendments to the registration statement of which this prospectus is a part, together with the additional information described under the sections of this prospectus titled “Where You Can Find More Information” and “Incorporation by Reference” before you make any investment decision.

We are responsible only for the information contained in this prospectus or incorporated by reference in this prospectus or to which we have referred you, including any prospectus supplement or free writing prospectus that we file with the SEC relating to this prospectus. Neither we nor the Selling Stockholder have authorized any dealer, salesman or other person to provide you with information different from that contained in this prospectus or additional information. This prospectus is offering to sell, and seeking offers to buy, securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since the date of this prospectus or any prospectus supplement or the date of any document incorporated by reference.

No action is being taken in any jurisdiction outside the United States to permit a public offering of securities or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restriction as to this offering and the distribution of this prospectus applicable to those jurisdictions.

As used in this prospectus and any accompanying prospectus, unless the context otherwise indicates, references to “our,” “we,” “us,” the “Company,” “Verra Mobility” and “Verra” refer to Verra Mobility Corporation together with its consolidated subsidiaries.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and any free writing prospectus and the information incorporated or deemed to be incorporated herein or therein by reference contain forward-looking statements within the meaning of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the Securities Act. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict, including the Risk Factors identified on Part I, Item 1A “Risk Factors” of our Form 10-K for the year ended December 31, 2020, as amended; therefore, actual results could differ materially from those expressed, implied or forecast in any such forward-looking statements.

All statements contained in this prospectus, any accompanying prospectus supplement and any free writing prospectus and the information incorporated or deemed to be incorporated herein or therein by reference other than statements of historical fact, including statements regarding our future operating results and financial position, our business strategy and plans, products, services, and technology offerings, market conditions, growth and trends, expansion plans and opportunities, and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “potentially,” “preliminary,” “likely” and similar expressions, and the negative of these expressions, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including those described in our Annual Report on Form 10-K for the year ended December 31, 2020, as amended, which is incorporated herein by reference. Factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements include, among other things:

•	disruption to our business and results of operations as a result of the novel coronavirus (“COVID-19”) pandemic;

•	the impact of the COVID-19 pandemic on our revenues from key customers in the rental car industry and from photo enforcement programs;

•	historical data regarding our business, results of operations, financial condition and liquidity may not reflect the impact of COVID-19;

•	customer concentration in our Commercial Services and Government Solutions segments;

•	decreases in the prevalence of automated and other similar methods of photo enforcement or the use of tolling;

•	risks and uncertainties related to our government contracts, including legislative changes, termination rights, delays in payments, audits and investigations;

•	decreased interest in outsourcing from our customers;

•	our ability to properly perform under our contracts and otherwise satisfy our customers;

•	our ability to compete in a highly competitive and rapidly evolving market;

•	our ability to keep up with technological developments and changing customer preferences;

•	the success of our new products and changes to existing products and services;

•	our ability to successfully integrate our recent or future acquisitions; and

•	failure in or breaches of our networks or systems, including as a result of cyber-attacks.

These factors and the other risk factors described or incorporated by reference in this prospectus are not necessarily all of the important factors that could cause our actual results, performance or achievements to differ materially from those expressed in or implied by any of our forward-looking statements. Other unknown or unpredictable factors also could harm our business, financial condition, results of operations or cash flows.

All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth above. Forward-looking statements speak only as of the date they are made, and we do not undertake or assume any obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable law. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

VERRA MOBILITY CORPORATION

The Company

We are a leading provider of smart mobility technology solutions and services throughout the United States, Canada and Europe. We provide integrated technology solutions and services which include toll and violations management, title and registration, automated safety solutions, and other data driven solutions to our customers, which include rental car companies, fleet management companies, other large fleet owners, municipalities, school districts and violation issuing authorities. Our solutions simplify the smart mobility ecosystem by utilizing what we believe are industry leading capabilities, information and technology expertise, and integrated hardware and software to efficiently facilitate the automated processing of tolls and violations for hundreds of agencies and millions of end users annually, while also making cities and roadways safer for everyone.

Based in Mesa, Arizona, we operate through two primary segments—Commercial Services and Government Solutions. Through our Commercial Services segment, we believe we are the market leading provider of automated toll and violations management and title and registration solutions to rental car companies, fleet management companies and other large fleet owners in the United States and Canada. In Europe, we provide violations processing through Euro Parking Collection plc and consumer tolling services through Pagatelia S.L. Through our Government Solutions segment, we believe we are the market-leading provider of automated safety solutions to municipalities, counties, school districts and law enforcement agencies (which are collectively referred to herein as “local government agencies”), including services and technology that enable photo enforcement via road safety camera programs related to red-light, speed, school bus, and city bus lanes. We additionally provide intelligent traffic management products and services that are sold and managed in the Asia Pacific, North America, Europe, and Middle East regions through Redflex Holdings Limited.

Verra Mobility was formerly known as Gores Holdings II, Inc. (“Gores”), and was originally incorporated in Delaware on August 15, 2016, as a special purpose acquisition company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or other similar business combination with one or more target businesses. On January 19, 2017, the Company consummated its initial public offering (the “IPO”), following which its shares began trading on the Nasdaq Capital Market (“Nasdaq”). On June 21, 2018, Gores entered into an Agreement and Plan of Merger (as amended, the “Merger Agreement”) with Greenlight Holding II Corporation, the Selling Stockholder, AM Merger Sub I, Inc., a direct, wholly owned subsidiary of Gores and AM Merger Sub II, LLC, a direct, wholly owned subsidiary of Gores. On October 17, 2018, the transactions contemplated by the Merger Agreement (the “Business Combination”) were consummated. In connection with the closing of the Business Combination, Gores changed its name to Verra Mobility Corporation. As a result of the Business Combination, Verra Mobility Corporation became the owner, directly or indirectly, of all of the equity interests of Verra Mobility Holdings, LLC and its subsidiaries.

Additional Information

Our executive offices are located at 1150 N. Alma School Road, Mesa, Arizona 85201. Our telephone number is (480) 443-7000. Our website address is www.verramobility.com. Our website and the information contained therein or connected thereto are not incorporated into this prospectus.

RISK FACTORS

Investing in our securities involves risks. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed above under “Cautionary Note Regarding Forward-Looking Statements,” you should carefully consider the specific risks set forth in our most recent Annual Report on Form 10-K, as amended, or any updates in our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, together with all other information appearing in or incorporated by reference into this prospectus or any applicable prospectus supplement. If any of these risks actually occur, it may materially harm our business, financial condition, liquidity and results of operations. As a result, the market price of our securities could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties described in this prospectus, any prospectus supplement or in any document incorporated by reference herein or therein are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business.

USE OF PROCEEDS

We will receive up to an aggregate of approximately $153.3 million from the exercise of the Public Warrants and $76.7 million from the exercise of the Private Placement Warrants, assuming the exercise in full of all the Warrants for cash. We expect to use the net proceeds from the exercise of the Warrants for general corporate purposes.

We will not receive any proceeds from the sale of Class A Common Stock by the Selling Stockholder.

DESCRIPTION OF CAPITAL STOCK

The following summary of the material terms of our common stock is not intended to be a complete summary of the rights and preferences. We urge you to read our certificate of incorporation, which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part, in its entirety for a complete description of the rights and preferences of our common stock.

Authorized and Outstanding Stock

Our certificate of incorporation authorizes the issuance of 261,000,000 shares of capital stock, consisting of (i) 260,000,000 shares of Common Stock, including 250,000,000 shares of Class A Common Stock, $0.0001 par value per share and 10,000,000 shares of undesignated common stock, and (ii) 1,000,000 shares of preferred stock, par value $0.0001 per share.

As of November 1, 2021, there were (i) 156,061,922 shares of Class A Common Stock issued and outstanding and (ii) no shares of preferred stock outstanding.

Common Stock

Voting Power

Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of common stock possess all voting power for the election of our directors and all other matters requiring stockholder action and are entitled to one vote per share on matters to be voted on by stockholders. The holders of Class A Common Stock shall at all times vote together as one class on all matters submitted to a vote of the holders of common stock under our certificate of incorporation.

With respect to any matter other than the election of directors or a matter for which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required under Delaware law or by our certificate of incorporation, the act of the stockholders shall be the affirmative vote of the holders of a majority of the shares entitled to vote on, and voted for or against, the matter at a meeting of stockholders at which a quorum is present; provided that, for purposes thereof, all abstentions and broker non-votes shall not be counted as voted either for or against such matter.

Dividends

Subject to the rights, if any, of the holders of any outstanding shares of preferred stock, under our certificate of incorporation, holders of Class A Common Stock will be entitled to receive such dividends and other distributions, if any, as may be declared from time to time by our board of directors in its discretion out of funds legally available therefor and shall share equally on a per-share basis in such dividends and distributions.

Liquidation, Dissolution and Winding Up

In the event of the voluntary or involuntary liquidation, dissolution or winding-up of the Company, the holders of common stock will be entitled to receive the remaining assets of the Company available for distribution to stockholders, ratably in proportion to the number of shares of common stock held by them, after the rights of holders of the preferred stock have been satisfied.

Preemptive or Other Rights

Our stockholders have no preemptive or other subscription rights, and there are no sinking fund or redemption provisions applicable to our common stock. The rights, preferences and privileges of the holders of common stock are subject to and may be adversely affected by the rights of holders of shares of any series of preferred stock that we may designate in the future. The rights, preferences and privileges that may be granted to holders of our preferred stock, were we to issue such preferred stock, could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of common stock. Our issuance of preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation.

Election of Directors

Our board of directors is currently divided into three classes—Class I, Class II and Class III, with only one class of directors being elected in each year and each class serving a three-year term. There is no cumulative voting with respect to the election of directors. Accordingly, directors are elected by a plurality of the votes cast at an annual meeting of stockholders by holders of our Common Stock.

Fully Paid and Non-assessable

All outstanding shares of our common stock are fully paid and non-assessable.

Preferred Stock

Our certificate of incorporation provides that shares of preferred stock may be issued from time to time in one or more series. Our board of directors is authorized to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights, if any, and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board of directors is able, without stockholder approval, to issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the Common Stock and could have anti-takeover effects. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preferred stock outstanding at the date hereof.

The particular terms of any series of preferred stock to be offered by this prospectus will be set forth in the prospectus supplement relating to the offering. The description of the terms of a particular series of preferred stock that will be set forth in the applicable prospectus supplement does not purport to be complete and will be qualified in its entirety by reference to the certificate of designation relating to the series.

Certain Anti-Takeover Provisions of Delaware Law, our Certificate of Incorporation and Bylaws

We have “opted out” of Section 203 (“Section 203”) of Delaware General Corporation Law (the “DGCL”), regulating corporate takeovers, such election becoming effective on October 17, 2018. Instead, our certificate of incorporation contains a provision that is substantially similar to Section 203, but excludes the investment funds affiliated with The Gores Group LLC and Platinum Equity, LLC, each of their successors, certain affiliates and each of their respective transferees from the definition of “interested stockholder.”

Section 203 prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

•	a stockholder who owns fifteen percent (15%) or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

•	an affiliate of an interested stockholder; or

•	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than ten percent (10%) of our assets.

However, the above provisions of Section 203 do not apply if:

•	our board of directors approves the transaction that made the stockholder an interested stockholder, prior to the date of the transaction;

•

after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least eighty-five percent (85%) of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

•

on or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Our certificate of incorporation provides that our board of directors is classified into three classes of directors. As a result, in most circumstances, a person can gain control of our board of directors only by successfully engaging in a proxy contest at two or more annual meetings.

Our certificate of incorporation requires the approval by affirmative vote of the holders of at least two-thirds of our common stock to make any amendment to key provisions of our certificate of incorporation or bylaws.

In addition, our certificate of incorporation does not provide for cumulative voting in the election of directors. Our board of directors is empowered to elect a director to fill a vacancy created by the expansion of the board of directors or the resignation, death or removal of a director in certain circumstances; directors may be removed from the board of directors only for cause. Stockholder action by written consent is prohibited, which forces stockholder action to be taken at an annual or special meeting of our stockholders. Meetings of the stockholders may be called only by members of our board of directors, which may delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors.

Our certificate of incorporation provides for 1,000,000 authorized shares of preferred stock. The existence of authorized but unissued shares of preferred stock may enable our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise.

Our authorized but unissued common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Forum Selection Clause

Subject to certain limitations, our bylaws provide that unless we consent in writing to the selection of an alternative forum, the Court of Chancery in the State of Delaware shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring: (a) any derivative action or proceeding brought on our behalf; (b) any action asserting a claim of breach of fiduciary duty owed by any of our directors, officers or other employees or our stockholders; (c) any action asserting a claim arising pursuant to any provision of the DGCL or the our certificate of incorporation or bylaws; or (d) any action asserting a claims governed by the internal affairs doctrine. In addition, our bylaws provide that unless consent in writing to the selection of an alternative forum, the federal district courts of the United States will be the exclusive forum for resolving any complaint asserting a cause of action arising under the federal securities laws of the United States against us, our officers, directors, employees or underwriters.

Earn-Out Agreement

Under the Merger Agreement, the Selling Stockholder is entitled to receive additional shares of Class A Common Stock (the “Earn-Out Shares”) if the volume weighted average closing sale price of one share of

Class A Common Stock on the Nasdaq (the “Common Stock Price”) exceeds certain thresholds for a period of at least 10 days out of 20 consecutive trading days at any time through October 17, 2023, the five-year period following the closing of the Business Combination.

The Earn-Out Shares may be issued by the Company to the Selling Stockholder as follows:

Common Stock Price thresholds	One-time issuance of shares
> $13.00	2,500,000(1)
> $15.50	2,500,000(1)
> $18.00	2,500,000
> $20.50	2,500,000

(1)

On April 26, 2019 and on January 27, 2020, the Common Stock Price thresholds above (each, a “Triggering Event”) for the issuance of the first and second tranches of Earn-Out Shares occurred, as the Common Stock Price as of that date had been greater than $13.00 and $15.50, respectively, for 10 out of 20 consecutive trading days. These Triggering Events resulted in the issuance of an aggregate 5,000,000 shares of the Company’s Class A Common Stock to the Selling Stockholder.

If any of the remaining Triggering Events are not achieved within the five-year period following the closing of the Business Combination, the Company will not be required to issue the Earn-Out Shares in respect of such Common Stock Price threshold. In no event shall the Selling Stockholder be entitled to receive more than an aggregate of 10,000,000 Earn-Out Shares.

If, during the earn-out period, there is a change of control (as defined in the Merger Agreement) that will result in the holders of the Company’s Class A Common Stock receiving a per share price equal to or in excess of the applicable Common Stock Price required in connection with any Triggering Event (an “Acceleration Event”), then immediately prior to the consummation of such change of control: (a) any such Triggering Event that has not previously occurred shall be deemed to have occurred; and (b) the Company shall issue the applicable Earn-Out Shares to the cash consideration stockholders (as defined in the Merger Agreement) (in accordance with their respective pro rata cash share), and the recipients of the issued Earn-Out Shares shall be eligible to participate in such change of control.

Registration Rights

We are party to an Amended and Restated Registration Rights Agreement with, among others, the Selling Stockholder, dated as of October 17, 2018 (the “Registration Rights Agreement”). Pursuant to the terms of the Registration Rights Agreement, (a) any outstanding share of Class A Common Stock or any other equity security (including shares of Class A Common Stock issued or issuable upon exercise of any other equity security) held by the Selling Stockholder as of the date of the Registration Rights Agreement or thereafter acquired by the Selling Stockholder and shares of Class A Common Stock issued or issuable as Earn-Out Shares to the Selling Stockholder and (b) any other equity security issued or issuable with respect to any such share of Class A Common Stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise will be entitled to registration rights.

The Selling Stockholder and its permitted transferees are entitled to certain registration rights described in the Registration Rights Agreement. Among other things, pursuant to the Registration Rights Agreement, the Selling Stockholder is entitled to participate in six demand registrations and will have certain “piggy-back” registration rights with respect to registration statements. We will bear the expenses incurred in connection with the filing of any such registration statements, other than certain underwriting discounts and selling commissions and expenses. We and the Selling Stockholder have agreed in the Registration Rights Agreement to provide customary indemnification in connection with an offerings of securities effected pursuant to the terms of the Registration Rights Agreement. The registration statement of which this prospectus is a part has been filed pursuant to the Registration Rights Agreement, but does not constitute one of the demand registrations available to the Selling Stockholder thereunder.

SELLING STOCKHOLDER

This prospectus relates to the possible resale by the Selling Stockholder of up to 13,207,821 shares of our Class A Common Stock. The Selling Stockholder may offer, sell or distribute all or a portion of the Class A Common Stock registered hereby publicly or through private transactions at prevailing market prices or at negotiated prices.

When we refer to the “Selling Stockholder” in this prospectus, we mean PE Greenlight Holdings, LLC and the pledgees, donees, or other transferees who later come to hold any of the Class A Common Stock other than through a public sale, including through a distribution by the Selling Stockholder to its members.

We are party to the Investor Rights Agreement with the Selling Stockholder pursuant to which the Selling Stockholder has the right to nominate up to three directors. If one of the Selling Stockholder’s nominees is elected, one of the Selling Stockholder’s nominees will serve as the Chairman of our Board, and the Selling Stockholder will have the right to appoint one representative to each committee of our Board. The Selling Stockholder’s right to nominate directors is subject to its ownership percentage of the total outstanding shares of our Class A Common Stock. If the Selling Stockholder holds: (i) 25% or greater of our outstanding Class A Common Stock, it has the right to nominate three directors; (ii) less than 25% but greater than or equal to 15% of our outstanding Class A Common Stock, it has the right to nominate two directors; (iii) less than 15% but greater than or equal to five percent of our outstanding Class A Common Stock, it has the right to nominate one director; and (iv) less than five percent of our outstanding Class A Common Stock, it has no right to nominate any directors. Jacob Kotzubei, the Chairman of our Board is the only Selling Stockholder nominee serving on our board of directors as of the date of this prospectus. For more information on the Investor Rights Agreement and a discussion of material relationships between us and the Selling Stockholder within the past three years, please see “Transactions with Related Persons” in our Definitive Proxy Statement for the 2021 Annual Meeting of Stockholders filed with the SEC on April 12, 2021, which is incorporated herein by reference.

The following table is prepared based on information provided to us by the Selling Stockholder. It sets forth the name and address of the Selling Stockholder, the aggregate number of shares of Class A Common Stock that the Selling Stockholder may offer pursuant to this prospectus, and the beneficial ownership of the Selling Stockholder both before and after the offering. We have based percentage ownership prior to this offering on 156,061,922 shares of Class A Common Stock outstanding as of November 1, 2021.

We cannot advise you as to whether the Selling Stockholder will in fact sell any or all of such Class A Common Stock. In addition, the Selling Stockholder may sell, transfer or otherwise dispose of, at any time and from time to time, the Class A Common Stock in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus. For purposes of this table, we have assumed that the Selling Stockholder will have sold all of the Class A Common Stock covered by this prospectus upon the completion of the offering.

Shares of Class A Common Stock

	Beneficial Ownership Before the Offering		Shares To Be Sold in the Offering			Beneficial Ownership After the Offering
Name of Selling Stockholder	Shares	Percent	Shares		Percent	Shares	Percent
PE Greenlight Holdings, LLC(1)	8,207,821	5.3%	13,207,821	(2)	8.5%	0	0%

(1)

The business address of PE Greenlight Holdings, LLC is c/o Platinum Equity Advisors, LLC, 360 North Crescent Drive, South Building, Beverly Hills, California 90210. PE Greenlight Holdings, LLC is owned by Platinum Equity Capital Partners IV, L.P. (“PECP IV”) and Platinum Greenlight Principals, LLC (“PGP”). PECP IV and PGP are ultimately controlled by Platinum Equity, LLC. Tom Gores is the ultimate beneficial owner of Platinum Equity, LLC. Each of the foregoing may therefore be deemed to be a beneficial owner of the shares of our Class A Common Stock held by PE Greenlight Holdings, LLC. Mr. Gores disclaims beneficial ownership of the shares of our Class A Common Stock held by PE Greenlight Holdings, LLC, except to the extent of any pecuniary interest therein.
(2)	Includes up to an additional 5,000,000 Earn-Out Shares that may be issued in the future. See “Description of Capital Stock–Earn-Out Agreement.”

PLAN OF DISTRIBUTION

We are registering the issuance by us of up to 6,666,666 shares of our Class A Common Stock upon the exercise of the Private Placement Warrants and 13,333,301 shares of our Class A Common Stock upon the exercise of the Public Warrants. We are also registering the resale by the Selling Stockholder of up to 13,207,821 shares of our Class A Common Stock. Such shares include all shares of Class A Common Stock held by the Selling Stockholder or issuable to them as Earn-Out Shares.

The Selling Stockholder may offer and sell the securities covered by this prospectus, in any one or more of the following ways from time to time:

•	through agents;

•	to or through underwriters on a firm commitment or best-efforts basis;

•	in “at the market offerings,” within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	through brokers or dealers, who may act as agents or principals;

•	in block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	short sales;

•	in option transactions and other hedging transactions, whether through an option exchange or otherwise;

•	distributions to employees, members, limited partners or stockholders of the Selling Stockholder;

•	directly to purchasers, including through a specific bidding, auction or other process; or

•	through a combination of any of these methods of sale.

In effecting sales, brokers or dealers engaged by us may arrange for other brokers or dealers to participate. Broker-dealer transactions may include:

•	purchases of the securities by a broker-dealer as principal and resales of the securities by the broker-dealer for its account pursuant to this prospectus;

•	ordinary brokerage transactions; or

•	transactions in which the broker-dealer solicits purchasers.

In addition, the Selling Stockholder may sell any securities covered by this prospectus in private transactions or pursuant to the safe harbor under Rule 144 of the Securities Act rather than pursuant to this prospectus.

The Selling Stockholder may sell offered securities directly or through agents designated by them from time to time. Any agent in the offer or sale of the securities for which this prospectus is delivered will be named, and any commissions payable to that agent will be set forth, in the prospectus supplement. Unless indicated in the prospectus supplement, the agents will have agreed to use their reasonable best efforts to solicit purchases for the period of their appointment.

In connection with the sale of securities covered by this prospectus, broker-dealers may receive commissions or other compensation from the Selling Stockholder in the form of commissions, discounts or concessions. Broker-dealers may also receive compensation from purchasers of the securities for whom they act as agents or to whom they sell as principals or both. Compensation as to a particular broker-dealer may be in excess of customary commissions or in amounts to be negotiated. In connection with any underwritten offering, underwriters may receive compensation in the form of discounts, concessions or commissions from us, the

Selling Stockholder or from purchasers of the securities for whom they act as agents. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Any underwriters, broker-dealers agents or other persons acting on our behalf or behalf of the Selling Stockholder that participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the securities by them and any discounts, commissions or concessions received by any of those underwriters, broker-dealers agents or other persons may be deemed to be underwriting discounts and commissions under the Securities Act.

In connection with the distribution of the securities covered by this prospectus or otherwise, the Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of our securities in the course of hedging the positions they assume with the Selling Stockholder. The Selling Stockholder may also sell securities short and deliver the securities offered by this prospectus to close out short positions. The Selling Stockholder may also enter into options or other transactions with broker-dealers or other financial institutions that require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus, as supplemented or amended to reflect such transaction. The Selling Stockholder may also from time to time pledge our securities pursuant to the margin provisions of customer agreements with a broker. Upon our default, the broker may offer and sell such pledged securities from time to time pursuant to this prospectus, as supplemented or amended to reflect such transaction.

At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate number of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us or the Selling Stockholder and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

The Selling Stockholder and any other person participating in such distribution will be subject to the applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the shares by the Selling Stockholder and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities with respect to the shares. All of the foregoing may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities with respect to the shares.

In connection with an underwritten offering, we and the Selling Stockholder would execute an underwriting agreement with an underwriter or underwriters. Unless otherwise indicated in the revised prospectus or applicable prospectus supplement, such underwriting agreement would provide that the obligations of the underwriter or underwriters are subject to certain conditions precedent, and that the underwriter or underwriters with respect to a sale of the covered securities will be obligated to purchase all of the covered securities, if any such securities are purchased. The Selling Stockholder may grant to the underwriter or underwriters an option to purchase additional securities at the public offering price, less any underwriting discount, as may be set forth in the revised prospectus or applicable prospectus supplement. If the Selling Stockholder grants any such option, the terms of that option will be set forth in the revised prospectus or applicable prospectus supplement.

Underwriters, agents, brokers or dealers may be entitled, pursuant to relevant agreements entered into with us, to indemnification by us or the Selling Stockholder against certain civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact, or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the underwriters, agents, brokers or dealers may be required to make. Under the Registration Rights Agreement, we have agreed to indemnify the Selling Stockholder against certain liabilities related to the sale of the securities covered by this prospectus, including liabilities arising under the Securities Act. The Selling Stockholder has agreed to indemnify us against certain liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the Selling Stockholder specifically for use in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, subject to the terms and conditions of the Registration Rights Agreement. Under the Registration Rights Agreement, we have also agreed to pay the costs, expenses and fees of registering the securities covered by this prospectus, other than applicable underwriting discounts, commissions and transfer taxes.

There can be no assurance that the Selling Stockholder will sell any or all of the Class A Common Stock registered pursuant to the registration statement of which this prospectus is a part.

LEGAL MATTERS

The validity of the securities offered hereby has been passed on for us by DLA Piper LLP (US), Phoenix, Arizona. If any legal matters relating to offerings made in connection with this prospectus are passed upon by other counsel for underwriters, dealers or agents, such counsel will be named in the prospectus supplement relating to any such offering.

EXPERTS

The consolidated financial statements of Verra Mobility Corporation appearing in Verra Mobility Corporation’s Annual Report (Form 10-K/A Amendment No. 2) for the year ended December 31, 2020, and the effectiveness of Verra Mobility Corporation’s internal control over financial reporting as of December 31, 2020, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon, which conclude, among other things, that Verra Mobility Corporation did not maintain effective internal control over financial reporting as of December 31, 2020, based on Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 framework), because of the effects of the material weakness described therein, included therein, and incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings with the SEC are available to the public through the SEC’s website at https://www.sec.gov and are also available through our website at http://ir.verramobility.com/financial-information/sec-filings. You may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information on or that can be accessed through our website does not constitute part of, and is not incorporated by reference in, this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

We have filed an automatic registration statement on Form S-3 with the SEC relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours, please be aware that the reference is only a summary and that you should refer to the exhibits that are part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement through the SEC’s website or our website.

DOCUMENTS INCORPORATED BY REFERENCE

We are “incorporating by reference” into this prospectus specific documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. Information that we file subsequently with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, and any future documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until the termination of the offerings of all of the securities covered by this prospectus has been completed. This prospectus is part of a registration statement filed with the SEC.

We are “incorporating by reference” into this prospectus the following documents filed with the SEC (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

•

our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed with the SEC on March  1, 2021, as amended by Amendment No. 1 to the Annual Report on Form 10-K/A filed with the SEC on April  6, 2021 and Amendment No. 2 to the Annual Report on Form 10-K/A filed with the SEC on May 17, 2021;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, June 30, 2021, and September 30, 2021 filed with the SEC on May 17, 2021, August 9, 2021, and November 4, 2021 respectively;

•

our Current Reports on Form 8-K filed with the SEC on January  21, 2021, January  29, 2021, March 15,  2021, March  17, 2021, March  19, 2021, March  29, 2021, March  30, 2021, April  30, 2021, May  7, 2021, May  26, 2021, June  21, 2021, August  9, 2021, August  20, 2021, August  20, 2021, September  22, 2021, November  2, 2021, and November 4, 2021;

•

the description of our Class  A Common Stock contained in our Registration Statement on Form 8-A, as filed with the SEC on January 10, 2017, as updated by Exhibit 4.5 to our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 2, 2020, including any amendment or report filed for the purpose of updating such description; and

•

all documents filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after (i) the initial filing date of this registration statement of which this prospectus forms a part and prior to the effectiveness of the registration statement, and (ii) the date of this prospectus and before the completion of the offering contemplated hereby.

This prospectus, any accompanying prospectus supplement or information incorporated by reference herein or therein, contains summaries of certain agreements that we have filed as exhibits to various SEC filings, as well as certain agreements that we will enter into in connection with the offering of securities covered by any particular accompanying prospectus supplement. The descriptions of these agreements contained in this prospectus, any accompanying prospectus supplement or information incorporated by reference herein or therein do not purport to be complete and are subject to, and qualified in their entirety by reference to, the definitive agreements. Copies of the definitive agreements will be made available without charge to you by making a written or oral request to us.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in any accompanying prospectus supplement, modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified and superseded, to constitute a part of this prospectus.

You may obtain copies of these documents, at no cost to you, from our website (www.verramobility.com), or by writing or telephoning us at the following address:

Verra Mobility Corporation

1150 N. Alma School Road

Mesa, Arizona 85201

(480) 443-7000

8,207,821 Shares

Verra Mobility Corporation

Class A Common Stock

BofA Securities

December 7, 2021